Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-166315)

pertaining to the VimpelCom 2010 Stock Option Plan

and VimpelCom Ltd.’s Amended and Restated VimpelCom 2000 Stock

Option Plan;

(2)	Registration Statement (Form S-8 No. 333-180368)

pertaining to the VimpelCom Ltd. Executive Investment Plan; and

(3)	Registration Statement (Form S-8 No. 333-183294)

pertaining to the VimpelCom Ltd. Director Investment Plan

of our report dated May 15, 2014, except for Notes 6, 7, and 28, as to which the date is March 31, 2016, with respect to the consolidated income statement and consolidated statements of comprehensive income, changes in equity, and cash flows of VimpelCom Ltd. for the year ended December 31, 2013 included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Ernst & Young Accountants LLP

Amsterdam, The Netherlands

March 31, 2016